Exhibit 31.2

Certification

I, Melinda Wohl, certify that:

1.	I have reviewed this Form 10-K/A of DecisionPoint Systems, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023

/s/ Melinda Wohl
Melinda Wohl
Vice President Finance and Administration (Principal Financial Officer and Principal Accounting Officer)